Exhibit 10.2

FIFTH STREET ASSET MANAGEMENT INC.

2014 OMNIBUS incentive plan

NON-QUALIFIED STOCK OPTION grant notice and

NON-QUALIFIED STOCK OPTION agreement

Fifth Street Asset Management Inc., a Delaware corporation (the “Company”), pursuant to its 2014 Omnibus Incentive Plan (the “Plan”), hereby grants to the individual listed below (the “Participant”) an option to purchase the number of the shares of Class A Common Stock set forth below (the “Option”), which Option shall be subject to vesting based on the Participant’s continued service with the Company or an Affiliate, as provided herein. The Option is subject to all of the terms and conditions as set forth herein and in the Non-Qualified Stock Option Agreement attached hereto as Exhibit A (the “Agreement” or “Stock Option Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise provided for herein, the terms defined in the Plan shall have the same defined meanings in this Non-Qualified Stock Option Grant Notice (the “Grant Notice”) and the Stock Option Agreement.

Participant:

Grant Date:

Total Number of Shares Subject to the Option:

Exercise Price per Share:	[FOR ALEX FRANK, IVELIN DIMITROV AND TODD OWENS: the initial public offering price per share] [FOR LEONARD TANNENBAUM AND BERNARD BERMAN: 110% of the initial public offering price per share]

Expiration Date:	The [FOR ALEX FRANK, IVELIN DIMITROV AND TODD OWENS: tenth] [FOR LEONARD TANNENBAUM AND BERNARD BERMAN: fifth] anniversary of the Grant Date.

Option Type:	This Option is a Non-Qualified Share Option and is not an “incentive stock option” within the meaning of Section 422 of the Code.

Vesting Schedule:	Subject to the terms and conditions of the Stock Option Agreement and the Plan, [FOR ALEX FRANK AND IVELIN DIMITROV: 1/3rd of the total number of Options granted hereunder shall vest on each of the fourth, fifth and sixth anniversaries of the Grant Date] [FOR LEONARD TANNENBAUM AND BERNARD BERMAN: 50% of the total number of Options granted hereunder shall vest on each of the first and second anniversaries of the Grant Date ] [FOR TODD OWENS: following the third anniversary of the Grant Date, 1/36th of the total number of Options granted hereunder shall vest commencing on the first monthly anniversary of such third anniversary date, and 1/36th of the total number of Options granted hereunder shall continue to vest on each monthly anniversary thereafter], provided that the Participant has not incurred a Termination of Employment prior to each applicable vesting date; provided, however, that

(i)          if the Participant incurs a Termination of Employment without Cause [FOR BERNARD BERMAN, ALEX FRANK, IVELIN DIMITROV AND TODD OWENS: (as such term is defined in the Participant’s employment agreement with the Company or any Affiliate)] [FOR LEONARD TANNENBAUM: (as such term is defined in the Plan)] or for Good Reason [FOR BERNARD BERMAN, ALEX FRANK, IVELIN DIMITROV AND TODD OWENS ONLY: (as such term is defined in the Participant’s employment agreement with the Company or any Affiliate)] [FOR LEONARD TANNENBAUM: (as defined below)], then, the portion of the Options that shall be deemed to be vested shall be equal to the greater of (A) the portion of Options that is already vested as of the date of such termination, and (B) a pro-rata portion of the Options that is calculated by multiplying the total number of Options granted hereunder by a fraction, the numerator of which is the number of full calendar months between the Grant Date and the date that is the 12-month anniversary of such termination, and the denominator of which is [FOR ALEX FRANK, IVELIN DIMITROV AND TODD OWENS: 72] [FOR LEONARD TANNENBAUM AND BERNARD BERMAN: 24], provided that in no event shall such fraction be greater than one (1); and, if the Participant incurs a Termination of Employment for any reason or no reason, other than with respect to any unvested Options that become vested as provided above in this clause (i), 100% of any and all unvested portion of the Options as of the date of such termination shall be immediately forfeited and cancelled for no consideration, and shall cease to be outstanding; [FOR LEONARD TANNENBAUM: for purposes of this Stock Option Agreement, “Good Reason” shall mean the occurrence of any of the following events without the Participant’s express written consent, unless such events are cured by the Company within 30 days following written notification by the Participant to the Company that the Participant intends to terminate employment for any of the following reasons: (i) a material diminution in the Participant’s base salary at the rate in effect immediately prior to the reduction or the failure to pay the Participant any salary or any earned and due bonus or incentive payments; (ii) a material diminution in the Participant’s duties, authorities or responsibilities (other than temporarily while physically or mentally incapacitated or as required by applicable law and other than in connection with any service on any informal management committees associated with the Company or its Affiliates); (iii) the termination of the Participant’s rights to any material employee benefit, except to the extent that any such benefit is replaced with a comparable benefit, or a material reduction in scope or value there, other than as a result of across-the-board reductions or terminations affecting senior executives of comparable status of the Company generally; or (iv) a change by the Company in the location at which the Participant performs his principal duties for the Company to a new location that is more than 50 miles from Greenwich, Connecticut. The Participant shall provide the Company with a written notice detailing the specific circumstances alleged to constitute Good Reason within 30 days after the first occurrence of such circumstances (or any claim of such circumstances as “Good Reason” shall be deemed irrevocably waived by the Participant), and in no event shall the Participant be entitled to resign for Good Reason more than 180 days following the occurrence of any event alleged to constitute Good Reason]; and

(ii)         in the event of a Change in Control solely pursuant to which Leonard Tannenbaum and his Affiliates collectively cease to have voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, 100% of the Options shall vest in full immediately prior to the consummation of such Change in Control, provided that no Termination of Employment has occurred prior to such Change in Control.

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By the Participant’s signature below, or by the Participant’s submitting his or her electronic acceptance of the Option subject to this Grant Notice online using the website of the Company’s designated brokerage firm, the Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. The Participant agrees to access copies of the Plan and the prospectus governing the Plan (collectively, the “Plan Documents”) on the Company’s intranet or on the website of the Company’s designated brokerage firm. Paper copies are also available upon request to the Secretary of the Company at the Company’s corporate offices.

The Participant has reviewed this Grant Notice, the Stock Option Agreement and the Plan Documents in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice or accepting the Option subject hereto and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to the Plan, this Grant Notice or the Stock Option Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned has executed this Grant Notice effective as of the Grant Date.

PARTICIPANT

By:
Print Name:
Address:

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 EXHIBIT A

TO FIFTH STREET ASSET MANAGEMENT INC. NON-QUALIFIED STOCK OPTION AGREEMENT

NON-QUALIFIED STOCK OPTION AGREEMENT

Pursuant to the Grant Notice to which this Stock Option Agreement is attached, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to the Participant an Option under the Plan to purchase the number of shares of Class A Common Stock indicated in the Grant Notice, subject to all of the terms and conditions set forth in this Stock Option Agreement and the Grant Notice. The Option is also subject to the terms and conditions of the Plan which are incorporated herein by reference. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice, as applicable.

Terms and Conditions

1.           Tax Matters. No part of the Option granted hereby is intended to qualify as an “incentive stock option” under section 422 of the Code.

2.           Class A Common Stock Subject to Option; Exercise Price. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the Option entitles the Participant to purchase from the Company, upon exercise, the number of shares of Class A Common Stock set forth in the Grant Notice. The exercise price under the Option is the exercise price set forth in the Grant Notice.

3.           Vesting; Exercise; Lapse of Sale Restrictions.

(a)          The Option shall vest and become exercisable in accordance with the vesting schedule set forth in the Grant Notice, provided that the Participant has not experienced a Termination prior to each applicable vesting date. Except as set forth in the Grant Notice, there shall be no proportionate or partial vesting in the periods prior to each vesting date and any vesting shall occur only on the applicable vesting date. Notwithstanding anything herein to the contrary, if the Participant experiences a Termination for Cause, 100% of the Option (whether vested or unvested) shall be immediately forfeited and cancelled for no consideration, and the Option shall cease to be outstanding.

(b)          To the extent any portion of the Option has become exercisable with respect to a number of shares of Class A Common Stock as provided above, such portion may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with Section 6.3(d) of the Plan. Notwithstanding anything to the contrary in the Plan, any portion of the Option that has become vested and exercisable hereunder may be exercised by the Participant’s delivery of irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly following exercise of vested Options an amount not greater than the purchase price required to be paid by the Participant to acquire the shares of Class A Common Stock underlying such vested Options.

(c)          If the Participant incurs a Termination of Employment without Cause or for Good Reason, all Stock Options that are held by the Participant that are vested and exercisable on the date of such Termination may be exercised by the Participant at any time within a period of 12 months after the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

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(d)          Other than with respect to any sale to cover payment of the exercise price as expressly provided under Section 3(b) or withholding taxes as expressly provided under Section 8, or except as provided under Section 3(e) or (f) below, the Participant hereby irrevocably agrees that he or she will not, directly or indirectly, (A) sell, offer for sale, pledge or otherwise dispose of (except as otherwise provided herein) any shares of the Subject Securities (as defined below) issued to the Participant upon exercise of all or any portion of the Option, or (B) enter into any swap or other derivative transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Subject Securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Class A Common Stock or other securities, in cash or otherwise (such restrictions in clauses (A) and (B), the “Sale Restrictions”). The aggregate number of shares of Class A Common Stock issuable in respect of the Options as of the Grant Date shall be referred to herein as the “Subject Securities.” Notwithstanding the foregoing, “Subject Securities” shall not include any portion of the Option that has been forfeited or cancelled under the terms of this Stock Option Agreement.

(e)          [FOR ALEX FRANK, IVELIN DIMITROV AND TODD OWENS: Twenty-five percent (25%) of the Subject Securities shall be released from, and no longer subject to, the Sale Restrictions on the date immediately following each of the seventh, eighth, ninth and tenth anniversaries of the Grant Date, such that 100% of the Subject Securities shall be free and clear of any Sale Restrictions as of the date immediately following the tenth anniversary of the Grant Date.] [FOR LEONARD TANNENBAUM AND BERNARD BERMAN: One hundred percent (100%) of the Subject Securities shall be released from, and no longer subject to, the Sale Restrictions on the date immediately following the second anniversary of the Grant Date, such that 100% of the Subject Securities shall be free and clear of any Sale Restrictions as of the date immediately following such second anniversary date.] Notwithstanding the foregoing, one hundred percent (100%) of the Subject Securities shall be released from, and no longer subject to, the Sale Restrictions immediately upon (i) the death of the Participant, (ii) the Termination of Employment by the Company due to Disability, or (iii) the occurrence of a Change in Control solely pursuant to which Leonard Tannenbaum and his Affiliates cease to have voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

(f)          If the Participant incurs a Termination of Employment without Cause or for Good Reason, then (A) to the extent at least fifty percent (50%) of the Subject Securities has not been released pursuant to clause (e) above, then an aggregate of fifty percent (50%) of the Subject Securities shall be deemed to be released from, and no longer subject to, the Sale Restrictions on the date of such termination, and (B) one-hundred percent (100%) of the Subject Securities shall be free and clear of any Sale Restrictions as of the twelve-month anniversary of such Termination.

(g)          The Participant hereby acknowledges and agrees that the acquisition or disposition of any Subject Securities shall be subject to Section 13.6 of the Plan, any and all applicable laws and stock exchange rules and regulations and any applicable Company insider trading policy, “blackout” policy or other trading restrictions imposed by the Company from time to time.

4.          Option Term. The term of the Option shall be until the [FOR ALEX FRANK, IVELIN DIMITROV AND TODD OWENS: tenth] [FOR LEONARD TANNENBAUM AND BERNARD BERMAN: fifth] anniversary of the Grant Date, after which time it shall expire (such [FOR ALEX FRANK, IVELIN DIMITROV AND TODD OWENS: tenth] [FOR LEONARD TANNENBAUM AND BERNARD BERMAN: fifth] anniversary date, the “Expiration Date”). Upon the Expiration Date, the Option shall automatically be cancelled for no consideration, shall no longer be exercisable, and shall cease to be outstanding; provided that the Option is subject to termination prior to the Expiration Date to the extent provided for in Sections 5 and 6 below and as provided in the Plan.

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5.          Restriction on Transfer of Option. No portion of the Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and the Option shall be exercisable, during the Participant’s lifetime, only by the Participant. Any attempt to Transfer the Option other than in accordance with the expressed terms of the Plan shall be void.

6.          Certain Legal Restrictions. The Plan, this Agreement, the granting and exercising of this Option, and any obligations of the Company under the Plan and this Agreement, shall be subject to all applicable federal, state and local laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Class A Common Stock is listed.

7.          Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any shares of Class A Common Stock covered by the Option unless and until the Participant has become the holder of record of such shares, and no adjustments shall be made for dividends (whether in cash, in kind or other property), distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan.

8.          Withholding of Taxes. The Company or any Subsidiary shall have the authority and the right to deduct or withhold from an amount paid in cash, or require the Participant to remit to the Company, an amount paid in cash sufficient to satisfy any applicable federal, state and local taxes (including the Participant’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning the Participant arising as a result of the Plan or this Agreement. The Committee, in its sole discretion and in satisfaction of the foregoing requirement, may (i) repurchase or allow the Participant to elect to have the Company repurchase shares of Class A Common Stock otherwise issuable upon exercise of the Option (or any portion thereof) or (ii) cause the sale of a sufficient number of shares of Class A Common Stock on behalf of the Participant to realize sale proceeds equivalent to the applicable tax liabilities and remit such amount to or at the direction of the Participant’s employer or the Committee in satisfaction of such tax liabilities. In addition, at the request and direction of the Participant, solely to the extent permitted by applicable law, if the Class A Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, the Committee shall cause the sale of Class A Common Stock otherwise issuable hereunder through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount in satisfaction of the applicable tax liabilities. Unless otherwise determined by the Committee, the number of shares of Class A Common Stock which may be so repurchased or sold on behalf of the Participant shall be limited to the number of shares of Class A Common Stock which have a fair market value on the date of repurchase or sale (as the case may be) necessary to pay the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state and local income tax and payroll tax purposes that are applicable to such supplemental taxable income.

9.          Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that any provision of this Agreement conflicts or is inconsistent with the terms set forth in the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

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10.         Recoupment Policy.  The Participant acknowledges and agrees that this Option (including any shares of Class A Common Stock issued upon exercise thereof) shall be subject to the terms and provisions of any “clawback” or recoupment policy that may be adopted by the Company from time to time or as may be required by any applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder).

11.         Entire Agreement. This Agreement, together with the Grant Notice and the Plan Documents, contains the entire understanding of the parties with respect to the subject matter hereof (other than any exercise notice or other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

12.         Detrimental Activity. The provisions contained in Section 6.3(c)(ii) of the Plan regarding Detrimental Activity shall apply with respect to the Option.

13.         Notices. Any notice or communication given hereunder shall be in writing or by electronic means and, if in writing, shall be deemed to have been duly given: (i) when delivered in person; (ii) two (2) days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service, in each case, to the appropriate party at the address set forth below (or such other address as the party may from time to time specify):

If to the Company, to:

Fifth Street Asset Management Inc.

777 West Putnam Avenue, 3rd Floor

Greenwich, CT 06830
Attention: Chief Compliance Officer

If to the Participant, to the address on file with the Company.

14.         No Guaranteed Employment. Nothing contained in this Agreement shall affect the right of the Company or any of its Affiliates to terminate the Participant’s employment at any time, with or without Cause, or shall be deemed to create any rights to employment or continued employment. The rights and obligations arising under this Agreement are not intended to and do not affect the Participant’s employment relationship that otherwise exists between the Participant and the Company or any of its Affiliates, whether such employment relationship is at will or defined by an employment contract. Moreover, this Agreement is not intended to and does not amend any existing employment contract between the Participant and the Company or any of its Affiliates; to the extent there is a conflict between this Agreement and such an employment contract, the employment contract shall govern and take priority.

15.         Waiver of Jury Trial. Each party to this Agreement, for itself and its affiliates, hereby irrevocably and unconditionally waives to the fullest extent permitted by applicable law all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the actions of the parties hereto or their respective affiliates pursuant to this Agreement or in the negotiation, administration, performance or enforcement of this Agreement.

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16.         Interpretation. All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.

17.         No Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

18.         Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties hereto shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties hereto that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

19.         Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

20.         Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.

21.         Miscellaneous.

(a)   This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company may assign to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or any Affiliate by which the Participant is employed, and require such successor to expressly assume and agree in writing to perform, this Agreement.

(b)   The Participant agrees that the award of Options hereunder is special incentive compensation and that it, any dividend equivalents or any other property issued in respect of such Options will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or any life insurance, disability or other benefit plan of the Company, unless specifically provided in the applicable plan.

(c)   No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

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